UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, Harbinger Group Inc. (the “Company”) issued a press release announcing that Francis T. McCarron, its Executive Vice President and Chief Financial Officer, was resigning from the Company effective as of April 30, 2012 (the “Resignation Date”).

In connection with Mr. McCarron’s resignation, the Company and Mr. McCarron entered into a Transition Services Agreement, dated February 15, 2012, pursuant to which Mr. McCarron has agreed to continue to serve as the Chief Financial Officer of the Company until the Resignation Date.  If the Company appoints a new Chief Financial Officer prior to the Resignation Date, Mr. McCarron will continue to provide full time transition services in his capacity as an Executive Vice President through the Resignation Date unless otherwise requested by the Company.

In exchange for Mr. McCarron agreeing to provide the services described above, the Company will pay Mr. McCarron (i) his current base salary and benefits through the Resignation Date, (ii) $500,000 and (iii) upon Mr. McCarron’s election, up to 12 months of continued COBRA coverage for Mr. McCarron and his spouse and dependents.  Mr. McCarron will not receive any other bonus for the current fiscal year and the consideration in clauses (ii) and (iii) above are contingent on Mr. McCarron executing a general release of claims.

The foregoing summary of the aforementioned press release and Transition Services Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the press release and Transition Services Agreement, which are filed as Exhibit 99.1 and 10.1 to this report, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Services Agreement by and between Francis T. McCarron and Harbinger Group Inc., dated as of February 15, 2012

99.1	Press release of Harbinger Group Inc. dated February 17, 2012

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SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: February 17, 2012	By:	/s/ Omar Asali
		Name:	Omar Asali
		Title:	President

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